UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

RELAY THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39385	47-3923475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Relay Therapeutics, Inc.

399 Binney Street, 2nd Floor

Cambridge, Massachusetts 02139

(Address of principal executive offices, including zip code)

(617) 370-8837

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RLAY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2021, Relay Therapeutics, Inc. (the “Company”) entered into a Lease (the “Lease”) with BMR-Hampshire, LLC, a Delaware limited liability company (the “Landlord”), for laboratory and office space located at 60 Hampshire Street, Cambridge, Massachusetts (the “Premises”). Under the terms of the Lease, the Company will lease approximately 41,474 square feet as the sole tenant at the Premises, which will supplement the Company’s current leased premises at 399 Binney Street, Cambridge, Massachusetts.

The base rent under the Lease is $110.00 per rentable square foot per year during the first year of the term, for a total of approximately $4.6 million in the first year of the term, which is subject to scheduled annual increases of 3% during the term, plus certain costs, operating expenses and taxes. In addition, the Landlord will contribute an aggregate of $6.2 million toward the cost of construction and tenant improvements for the Premises. The Company’s obligation to pay rent under the Lease will start on a date set forth in an estimated construction schedule pursuant to the Lease or the date on which the Landlord tenders possession of the Premises to the Company with the tenant improvements substantially completed, whichever occurs later (the “Rent Commencement Date”). The term of the Lease is ten years following the Rent Commencement Date.

The Company continues to lease approximately 46,631 square feet of laboratory and office space at 399 Binney Street, Cambridge, Massachusetts that currently serves as the Company’s corporate headquarters under a facility lease agreement which has a term through April 2029, subject to certain renewal options.

The foregoing description of the terms of the Lease do not purport to be complete and each is qualified in its entirety by reference to the full text of the Lease which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELAY THERAPEUTICS, INC.

Date: May 27, 2021	By:	/s/ Brian Adams
Brian Adams, J.D.
General Counsel